Exhibit 99.1

EXECUTION COPY

SETTLEMENT AGREEMENT

This Settlement Agreement (this “Agreement”) is made as of June 16, 2016, by and among Navidea Biopharmaceuticals, Inc., a Delaware corporation (“Navidea” or the “Company”); Platinum Partners Value Arbitrage Fund, L.P. and Platinum-Montaur Life Sciences, LLC (collectively, the “Platinum Defendants”); a stockholder of the Company, Cody Christopherson (“Christopherson” or the “Stockholder”); and Hunter & Kmiec, a New York general partnership and counsel to the Stockholder (“HK” or “Counsel”). Collectively, Navidea, the Platinum Defendants, Christopherson and HK are referred to as the “Parties”.

WHEREAS, on August 12, 2015, HK filed a complaint (the “Complaint”) in the U.S. District Court for the Southern District of New York (the “Court”, as referring to either the District Judge or Magistrate Judge assigned to this action) in a case captioned Christopherson v. Platinum Partners Value Arbitrage Fund L.P. et al., No. l5-cv-6372 (PAE) (GWG) (S.D.N.Y. filed Aug. 12, 2015) (the “Litigation”), alleging claims based on Section l6(b) of the Securities Exchange Act of 1934, as amended (the “Act”), and naming Christopherson as the plaintiff, the Platinum Defendants as defendants and Navidea as the nominal defendant;

WHEREAS, the Platinum Defendants filed a motion to dismiss the Complaint for failure to state a claim on November 20, 2015, and HK informed the Court at a December 4, 2015 Court conference that Christopherson would amend his pleadings in lieu of responding to the motion;

WHEREAS, on December 11, 2015, HK filed an amended complaint (the “Amended Complaint”) that continues to allege Section l6(b) claims, and the Platinum Defendants filed a renewed motion to dismiss or for summary judgment that was fully briefed and submitted as of February 29, 2016;

WHEREAS, the Platinum Defendants deny any wrongdoing whatsoever with respect to this Litigation and this Agreement shall in no event be construed or deemed to be evidence of or an admission or concession on the part of the Platinum Defendants with respect to any claim, allegation, argument, fault, liability, wrongdoing and/or damages whatsoever raised or that could have been raised by the Stockholder in this Litigation or any deficiency in the defenses that the Platinum Defendants have or may assert;

WHEREAS, after consulting with their respective attorneys, and after a May 12, 2016 mediation before the Honorable Gabriel W. Gorenstein, U.S. Magistrate Judge, the Parties have agreed forever to settle all claims, causes of action, allegations and demands that were or that could have been raised in the Litigation, now or in the future, or that arise from or are in any way related to its subject matter; and

WHEREAS, on May 25, 2016, the Honorable Paul A. Engelmayer, the District Judge assigned to the Litigation, entered an order (Dkt. No. 60) directing the parties to file a motion for settlement approval and approving the parties’ proposal to refer the anticipated motion for settlement approval to Judge Gorenstein;

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties, intending to be legally bound, hereby agree as follows:

1. Settlement Date. Each of the following shall be a material condition precedent to the obligations of each Party under this Agreement:

(a) The stipulation of dismissal with prejudice described in Section 2 of this Agreement shall have been filed with the Court; and

(b) Judge Gorenstein shall have approved the settlement and dismissal of the Litigation with prejudice in a written order without rejecting or modifying any term of this Agreement.

The date on which both conditions in this Section 1 have been satisfied or waived shall be the “Settlement Date”.

2. Stipulation of Dismissal with Prejudice. The Parties shall cooperate in good faith to secure the Court’s approval of this Agreement and the dismissal of the Litigation with prejudice. To that end, Counsel shall file with the Court on the parties’ behalf a joint motion for settlement approval (the “Joint Settlement Motion”). The Joint Settlement Motion shall be filed by such date as the Court may order, shall ask the Court to approve this Agreement, and shall contain such other terms as the Parties reasonably agree including, among others, a request for Final Judgment as described in Section 3. A copy of this Agreement shall be filed with the Court as an exhibit to the Joint Settlement Motion. If the Court approves this Agreement, Counsel shall file with the Court a stipulation of dismissal with prejudice to be so ordered by the Court pursuant to Federal Rule of Civil Procedure 41(a)(2). The stipulation of dismissal and/or any other written order from the judge finally dismissing the Litigation shall provide for the dismissal with prejudice of the Litigation and shall contain such other customary terms as the Parties shall reasonably agree, including, among others, the final judgment language contained in Section 3.

3. Final Judgment. If the settlement contemplated by this Agreement is approved by the Court, the stipulation of dismissal with prejudice filed by Counsel with the Court shall contain, among other provisions, a provision requesting that the Court include the following provision in its final judgment: “Navidea, Christopherson and all owners of any Navidea security (as defined in Section 3(a)(10) of the Act) either individually, directly, derivatively, representatively or in any other capacity, are permanently barred and enjoined from instituting this or any other action, in this or any other court or tribunal or this or any other jurisdiction, and from asserting any and all claims, rights, causes of act ion, suits. matters, demands, transactions, and issues, known or unknown, arising out of or relating to the claims, arguments, and allegations raised or that could have been raised in this Litigation by the Stockholder against each, any or all of the Platinum Defendants or any of their affiliates (i) by Christopherson on behalf of himself or any other person or entity; (ii) by Navidea and/or (iii) by any and all owners of any security (as dc fined in Section 3(a)( I 0) of the Act) of Navidea, whether individually, directly, representatively, derivatively or in any other capacity, from the beginning of time up through the Settlement Date.”

4. Non Disparagement. If the Court inquires into the terms of this Agreement, the Parties agree to support the same and shall not take any steps to undermine or disparage its terms in any way. The Parties agree that this Agreement was negotiated at arm’s length and is fair, reasonable, and adequate to Navidea and Navidea's security holders.

5. Navidea Board Review. Navidea hereby represents and warrants to each other Party that the terms of this Agreement were reviewed and approved by the Company's Board of Directors in consultation with the Company's legal counsel, after any individuals alleged to have been affiliated with the Platinum Defendants recused themselves.

6. Consideration. Upon the terms and subject to the conditions set forth in this Agreement and pending Court approval of the settlement as described herein, the Platinum Defendants shall provide Navidea with the consideration described in this Section 6 in exchange for Navidea, Christopherson and HK releasing the Platinum Defendant Releasees as described in Section 8 herein:

(a) Loan Forgiveness. The Platinum Defendants agree to forgive (i.e., reduce) the amount ultimately owed or converted under that certain Loan Agreement dated as of July 25, 2012 (as the same has been amended or supplemented from time to time through the date hereof, the “Amended and Restated Loan Agreement”). The amount of the Loan Forgiveness will be calculated by immediately reducing the applicable interest rate as follows (the “Interest Rate Reduction”): for so long as indebtedness is outstanding under the Amended and Restated Loan Agreement after the Settlement Date, interest shall accrue thereon at a rate per annum equal to (x) the Pre-Settlement Rate (as defined herein), minus (y) 600 basis points. The “Pre-Settlement Rate” means the rate per annum at which interest would accrue on indebtedness outstanding from time to time under the Amended and Restated Loan Agreement (whether the “Applicable Rate” thereunder, the “Default Rate” thereunder, or another rate thereunder, however calculated) without giving effect to the Interest Rate Reduction.

(b) Assumption of Counsel Payment Obligation. In consideration for the benefits conferred on the Company as a result of the Litigation and the settlement thereof under this Agreement, the Company has agreed to pay Counsel attorney’s fees in the aggregate amount of US$375,000.00 (the “Counsel Payment”). As further consideration to the Company, the Platinum Defendants hereby assume the Company's obligation to make the Counsel Payment and shall pay the same to Counsel in three installments as follows: (a) US$100,000.00 shall be paid to Counsel by the Platinum Defendants no later than the 30th day after the Settlement Date; (b) US$125,000.00 shall be paid to Counsel by the Platinum Defendants no later than the first anniversary of the Settlement Date; and (c) US$150,000.00 shall be paid to Counsel by the Platinum Defendants no later than the second anniversary of the Settlement Date. The Platinum Defendants shall make each installment of the Counsel Payment by one or more wire transfers of immediately available funds to an account designated by Counsel. The Counsel Payment shall be inclusive of all fees, costs, and expenses incurred by Counselor the Stockholder in connection with the Litigation and all matters related thereto, and neither Counsel nor the Stockholder shall have any right to reimbursement thereof other than through the Counsel Payment.

7. Platinum Defendants' Joint and Several Liability. The obligations of each of the Platinum Defendants under Section 6(a) and (b) of this Agreement are joint and several.

Any combination of the Platinum Defendants or their respective affiliates may make the Counsel Payment or any installment thereof, but the Platinum Defendants shall remain jointly and severally liable to make each installment of the Counsel Payment timely and in full. No default by any Platinum Defendant in making any installment of the Counsel Payment (or any part of any such installment), and no default by any person to whom either Platinum Defendant assigns or delegates its obligation to make any installment of the Counsel Payment (or any part of any such installment), shall relieve either Platinum Defendant of its joint and several obligation to make each installment of the Counsel Payment timely and in full.

8. Releases. Each of Navidea, Christopherson, HK, and each Platinum Defendant agree to the following releases:

(a) Navidea. Navidea individually and on behalf of its officers, directors, agents, employees, parents, subsidiaries, affiliates, predecessors, successors, and assigns (the “Navidea Releasors”) (i) hereby releases and discharges any and each Platinum Defendant including as applicable each of the Platinum Defendants' respective parents, subsidiaries, affiliates, predecessors, successors, assigns, trustees, officers, employees, agents, attorneys, advisors, and consultants (collectively, the “Platinum Defendant Releasees”), from and against any and all claims, demands, causes of action, allegations or arguments whatsoever (whether sounding in contract, tort, statutory law, or otherwise) that were or that could have been raised in the Litigation arising out of or relating in any way to the Platinum Defendant Releasees’ trading or investing in Navidea stock prior to the Settlement Date (collectively, the “Released Claims”); and (ii) hereby covenants and agrees not to, and will not, directly, indirectly, or in any representative capacity, raise or attempt to raise a Released Claim against any Platinum Defendant Releasee in any judicial, arbitral, or other forum, or in any other manner.

(b) Christopherson. Christopherson, individually, representatively or in any way on behalf of others or through any successors, heirs or assigns: (i) hereby releases and discharges any and/or each of the Platinum Defendant Releasees, as defined in Section 8(a), from and against any and all claims, demands, damages, actions, causes of action, suits, controversies, promises and damages whatsoever, in law or in equity, which Christopherson ever had, now has, or which any personal representative, successor, heir or assign of Christopherson, hereafter can, shall or may have against any and/or each of the Platinum Defendant Releasees, by reason of any matter, dispute, cause or thing whatsoever, from the beginning of time until the Settlement Date; and (ii) hereby covenants and agrees not to, and will not, directly, indirectly, or in any representative capacity, raise or attempt to raise any claims., demands, damages, actions, causes of action, suits, controversies, promises and damages whatsoever covering the time period from the beginning of time up through the Settlement Date against any Platinum Defendant Releasee in any judicial, arbitral, or other forum, or in any other manner.

(c) HK. HK hereby releases and discharges: (i) any and each Platinum Defendant Releasee from and against any and all Released Claims, as defined in Section 8(a) hereof, including without limitation any and all claims for payment or reimbursement of attorney’s fees, costs and expenses incurred in, arising from or in connection with the Litigation other than the Counsel Payment provided for in Section 6(b); and (ii) any and each Navidea Releasor from and against any and all Released Claims, as defined in Section 8(a) hereof, including without limitation any and all claims for payment or reimbursement of attorney’s fees, costs and expenses incurred in, arising from or in connection with the Litigation, including the Counsel Payment provided for in Section 6(b).

(d) The Platinum Defendants. Each Platinum Defendant individually and, as applicable, on behalf of its respective officers, directors, agents, employees, members, partners, parents, subsidiaries, affiliates, predecessors, successors, and assigns, (i) hereby releases and discharges the Stockholder. Counsel and the Navidea Releasors from and against the Released Claims as defined in Section 8(a); and (ii) hereby covenants and agrees not to, and will not, directly, indirectly, or in any representative capacity, raise or attempt to raise a Released Claim against the Stockholder, Counsel or Navidea Releasors in any judicial, arbitral, or other forum, or in any other manner.

9. No Extinguishment of Rights. Notwithstanding anything in this Agreement to the contrary, the rights conferred on the Parties by virtue of this Agreement (including without limitation the rights to the consideration described in Section 6 of this Agreement) shall not be extinguished by any release in Section 8 of this Agreement.

10. No Concession of Liability. This Agreement is the result of a compromise and settlement to avoid the expense and disruption of further litigation, and shall not be construed as or deemed to be an admission or concession by Navidea or any Platinum Defendant with respect to the Litigation or any allegation of liability, wrongdoing, fault, or damage whatsoever that was or could have been raised in the Litigation. Navidea and each Platinum Defendant expressly deny any allegation of liability, wrongdoing, fault, or damage whatsoever that was or could have been raised in the Litigation.

11. Governing Law/Choice of Forum. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws principles thereof Each Party irrevocably submits to the jurisdiction of the Supreme Court of the State of New York, County of New York, or any federal court located in such jurisdiction, in respect of any action, suit, or proceeding arising in connection with this Agreement, and agrees that any such action, suit, or proceeding shall be brought only in such court (and waives any objections based forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section 11 and shall not be deemed to be a general submission to the jurisdiction of said courts or in the State of New York other than for such purpose.

12. Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of any Party under this Agreement will not be materially and adversely affected thereby, then (a) such provision will be fully severable; (b) this Agreement will be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance here from; and (d) in lieu of such illegal, invalid, or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

13. Binding Agreement. This Agreement is binding upon, inures to the benefit of, and is enforceable by the Parties and their respective successors and assigns.

14. Sole and Entire Agreement. This Agreement supersedes all prior and contemporaneous discussions, understandings, and agreements, if any, whether written or oral, among the Parties or any part of them with respect to the subject matter of this Agreement and constitutes the sole and entire agreement among the Parties with respect thereto.

15. Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

16. Amendment. This Agreement may be amended, supplemented, or modified only by a written instrument executed by or on behalf of each Party.

17. No Third Party Beneficiaries. The terms and provisions of this Agreement are intended solely for the benefit of each Party and its respective successors or permitted assigns. Except to the extent set forth in Section 8 of this Agreement for Platinum Defendant Releasees or Navidea Releasors who are not Parties, it is not the intention of the Parties to make any other person a third-party beneficiary of this Agreement.

18. Signing and Execution. This Agreement may be signed in any number of identical counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. The Parties may deliver this Agreement by facsimile or electronic mail, and each Party shall be permitted to rely on the signatures so transmitted to the same extent and effect as if they were original signatures.

19. Additional Terms and Conditions.

(a) In the event this Agreement does not become effective by virtue of the Court rejecting or modifying any term of this Agreement, then, absent agreement of all Parties, this Agreement shall terminate and be of no force or effect and the terms of this Agreement and any discussions between and/or among the Parties about this Agreement and settlement in general shall not be offered or received in evidence in any proceeding or used in this Litigation or any other legal proceeding between or among the Parties.

(b) Each of the signatories below warrants that she or he is competent and authorized to enter into this Agreement on behalf of the Parties for whom she or he purports to sign.

(c) Each of the Parties represents and acknowledges that it has consulted with its respective attorneys before entering into this Agreement, that this Agreement has been explained to it and that it understands this Agreement, and that the consent to enter into this Agreement has been freely, voluntarily, and knowingly given. In consenting to and executing this Agreement, each of the Parties acknowledges that it has not relied on any promise or representation that is not in this Agreement.

(d) The respective attorneys for each of the Parties cooperated in the drafting of this Agreement, and if it is finally determined that any provision herein is ambiguous, that provision shall not be presumptively construed against any of the Parties.

(e) The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning and interpretation of this Agreement.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the first date set forth above.

NAVIDEA BIOPHARMACEUTICALS, INC.

By:	/s/ Anthony Fiorino
Name: Anthony Fiorino Title: Director

PLATINUM PARTNERS VALUE ARBITRAGE FUND L.P.

By:	/s/ Mark Nordlicht
Name: Mark Nordlicht Title: CIO

PLATINUM-MONTAUR LIFE SCIENCES, LLC

By:	/s/ Mark Nordlicht
Name: Mark Nordlicht Title: Manager

COUNSEL

By:	/s/ James A. Hunter
Name: James A. Hunter Title: General Partner, Hunter & Kmiec

CODY CHRISTOPHERSON

/s/ Cody Christopherson

Signature Page to Settlement Agreement

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